UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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rue21, inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2010

Dear Stockholder:

On behalf of rue21, inc., it is my pleasure to invite you to the 2010 Annual Meeting of Stockholders of rue21, inc., to be held at our corporate headquarters. At the meeting, the holders of our common stock (as of the record date of April 13, 2010) will be asked to act on the matters described more fully in the accompanying proxy statement, including the election of two Class I Directors for a three year term.

Your vote is very important to us. To assure your representation at the meeting, we’d like you to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. If you prefer, you may also request a paper proxy card to submit your vote by mail.

We appreciate your support and look forward to seeing you at our first annual meeting as a public company.

By Order of the Board of Directors,

Robert Fisch
President, Chief Executive Officer and Chairman of the Board

April 30, 2010
Warrendale, PA

800 Commonwealth Drive, Suite 100
Warrendale, Pennsylvania 15086

PROXY STATEMENT
Annual Meeting to be held June 11, 2010

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of rue21, inc., a Delaware corporation (“rue21” or the “Company”), will be held on June 11, 2010 at rue21’s corporate headquarters. The purpose of the Annual Meeting is to consider and act on the following matters:

1. The election of two Class I Directors to hold office for a three year term expiring at the annual meeting in 2013 and until their respective successors are elected and qualified;

2. A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011 (Fiscal Year 2010); and

3. Any other matters that properly come before the meeting.

Our Board of Directors (the “Board”) has fixed the close of business on April 13, 2010 as the record date for determining the stockholders entitled to vote at the Annual Meeting. Only stockholders of record as of the record date are entitled to notice of, to attend and to vote at the Annual Meeting.

rue21 is requesting you exercise your right to vote (either in person or by proxy) on the issues to be addressed at the 2010 Annual Meeting. As is the practice of many other companies, the Company is now providing proxy materials by a “notice and access” process through the Internet. Providing access to our proxy materials through the Internet will enable us to reduce the cost of printing and postage and, more importantly, to substantially reduce paper use in order to benefit our environment.

The Notice of Internet Availability of Proxy Materials (the “Notice”) will instruct you as to how you may access and review the Company’s proxy materials as well as how you may submit your proxy over the Internet. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. We anticipate that the Notice is first being sent to stockholders on or about April 30, 2010. The proxy statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about April 30, 2010. In accordance with SEC rules, the website, http://www.rue21inc.com/annual-proxy.cfm, provides complete anonymity with respect to a stockholder accessing the website.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to exercise your right to vote. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE BOARD’S NOMINEES.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting and what matters am I voting on?

At our 2010 Annual Meeting, stockholders will be asked to act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including:

•	the election of two Class I Directors (Proposal No. 1);

•	the ratification of our independent registered public accounting firm for the fiscal year ending January 29, 2011 (“Fiscal Year 2010”) (Proposal No. 2); and

•	any other matter to properly come before the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 13, 2010, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or at any postponements or adjournments of the meeting.

What are the voting rights of the holders of rue21’s common stock?

Holders of our common stock are entitled to one (1) vote for each share held of record as of the Record Date on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

Who can attend the meeting?

Subject to space availability, all common stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Eastern Time. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

What constitutes a quorum and how will votes be counted?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote will constitute a quorum for purposes of the Annual Meeting, thereby permitting the Company to conduct its business at the Annual Meeting. As of the Record Date, 24,264,887 shares of common stock were issued and outstanding.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of establishing a quorum, but will not be deemed a vote cast with respect to the matters to be acted upon at the meeting. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers will not be permitted to vote on your behalf with respect to the proposal to elect two Class I Directors if you do not provide voting instructions on such matter, but will be permitted to vote on your behalf with respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for Fiscal Year 2010 even if you do not provide instructions on such matter.

In tabulating the voting results, abstentions generally have the effect of a negative vote. Broker non-votes have no effect on the voting results since, by definition, they are not entitled to be cast on a matter. With regard to the election of directors, since directors are elected by a plurality, abstentions and broker non-votes will have no effect.

How do I vote?

As set forth in the Notice of Internet Availability of Proxy Materials being mailed to all stockholders, you may cast your vote online at www.proxyvote.com/rue. If you wish to vote by mail, the Notice of Internet Availability of Proxy Materials also provides three ways in which you may request a paper copy of the proxy statement and accompanying proxy card via the internet at www.proxyvote.com/rue, by telephone at (888) 313-0164, or by email at shrrelations@bnymellon.com. If you vote online or you request, receive, complete and return the paper proxy card to the Company, it will be voted as you direct. Further, if you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, follow the instructions on the Notice of Internet Availability of Proxy Materials provided by your broker.

Can I change or revoke my vote after I vote online or return my proxy card?

Yes. Even after you have submitted your proxy online or via the mail, you may change or revoke your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and elect to vote, unless the proxy is coupled with an interest and that fact appears on the face of the proxy.

What are the Board’s recommendations?

Unless you give other instructions when you vote, the persons named as proxies, Robert N. Fisch, Keith A. McDonough, and Stacy B. Siegal, will vote in accordance with the recommendations of the Board . A description of each item to be considered at the Annual Meeting and the Board’s recommendation with respect to each item are set forth in this proxy statement. In summary, the Board:

•	Recommends a vote FOR the nominated slate of Class I Directors (See Proposal No. 1); and

•	Recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2010 (See Proposal No. 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Class I Directors (Proposal No. 1).  The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is required for the election of the Class I Directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more Class I Directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum at the Annual Meeting.

Approval of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2010 (Proposal No. 2).  The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter will be required for approval.

Other Items.  For any other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

Who is paying for the costs of soliciting these proxies?

We are paying the cost of preparing, printing and mailing these proxy materials. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

STOCK OWNERSHIP

The following table and accompanying footnotes show information regarding the beneficial ownership of shares of our common stock as of April 13, 2010 for:

•	each person who is known by us to own beneficially more than 5% of our common stock (based on their public filings with the SEC as of April 13, 2010);

•	each director and nominee for director and each executive officer included in the Summary Compensation Table set forth in this proxy statement; and

•	all current members of our Board and our executive officers as a group.

Except as otherwise indicated, the address for each person listed below is c/o rue21, inc., 800 Commonwealth Drive, Suite 100, Warrendale, Pennsylvania 15086.

The percentages of beneficial ownership set forth below are based on 24,264,887 shares of our common stock issued and outstanding as of April 13, 2010.

	Amount and
	Nature of	Percent
	Beneficial	of Class
Name and Address of Beneficial Owner	Ownership(1)	(%)

Funds advised by Apax Partners(2)	7,091,919	29.2%
601 Lexington Avenue, 53rd Floor
New York, NY 10022
FMR LLC(3)	2,477,426	10.2%
82 Devonshire Street
Boston, MA 02109
Adage Capital Partners, L.P.(4)	1,701,978	7.0%
200 Clarendon Street, 52nd floor
Boston, MA 02116
Robert N. Fisch(5)	1,740,324	7.2%
Keith A. McDonough(6)	130,130	*
Kim A. Reynolds(7)	245,259	1.0%
John P. Bugnar(8)	198,815	*
Mark K. J. Chrystal	9,250	*
Arnold S. Barron	0	*
Macon F. Brock	0	*
Douglas E. Coltharp	0	*
John F. Megrue, Jr.(9)	7,091,919	29.2%
Alex Pellegrini(10)	7,091,919	29.2%
All executive officers and directors as a group (14 persons)(11)	9,589,512	39.5%

*	Less than 1% of shares outstanding.

(1)	The shares of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 13, 2010 (or by June 14, 2010). Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)	Includes 6,952,861.2 shares of common stock held by SKM Equity Fund II, L.P. and 139,057.8 shares of common stock held by SKM Investment Fund II. SKM Equity Fund II, L.P. and SKM Investment Fund II are funds advised by Apax Partners, L.P. (“Apax Partners”). Apax Partners may be deemed to be the beneficial owner of shares beneficially owned by SKM Equity Fund II, L.P. and SKM Investment Fund II, but disclaims such beneficial ownership pursuant to rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Megrue is the chief executive officer of Apax Partners in the United States and Mr. Pellegrini is a partner of Apax Partners, and each may be deemed to be the beneficial owners of shares owned by SKM Equity Fund II, L.P. and SKM Investment Fund II. Both Messrs. Megrue and Pellegrini disclaim beneficial ownership of any securities owned by SKM Equity Fund II, L.P. or SKM Investment Fund II.

(3)	The information for FMR LLC is based on information furnished in the Schedule 13G filed by FMR LLC, as a parent holding company, on March 10, 2010 in which it reported that it had (i) sole voting power with respect to 93,510 shares of our common stock, (ii) shared voting power with respect to zero shares of our common stock, (iii) sole dispositive power with respect to 2,527,426 shares of our common stock and (iv) shared dispositive power with respect to zero shares of our common stock. The Schedule 13G filed by FMR indicated that Fidelity Research & Management Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, was the beneficial owner of 2,433,916 shares of our common stock. On April 13, 2010, NASDAQ OMX reported to us that Fidelity held 2,383,916 shares of our common stock as of April 9, 2010. Therefore, we have reason to believe that FMR LLC’s beneficial ownership position as of April 13, 2010 consists of 50,000 fewer shares of our common stock than was reflected on its Schedule 13G.

(4)	The information for Adage Capital Partners, L.P is based on information furnished in the Schedule 13G/A filed jointly by Adage Capital Partners, L.P. and certain of its affiliates on February 16, 2010, in which it reported that it had (i) sole voting power with respect to zero shares of our common stock, (ii) shared voting power with respect to 1,676,978 shares of our common stock; (iii) sole dispositive power with respect to zero shares of our common stock and (iv) shared dispositive power with respect to 1,676,978 shares of our common stock. On April 13, 2010, NASDAQ OMX reported to us that Adage Capital Partners, L.P. held 1,701,978 shares of our common stock as of April 9, 2010. Therefore, we have reason to believe that Adage Capital Partners, L.P.’s beneficial ownership position as of April 13, 2010 consists of 25,000 more shares of our common stock than was reflected on its Schedule 13G.

(5)	This number includes 125,500 shares issuable upon the exercise of options held by Mr. Fisch that are currently exercisable.

(6)	This number includes 46,000 shares issuable upon the exercise of options held by Mr. McDonough that are currently exercisable.

(7)	This number includes 84,000 shares issuable upon the exercise of options held by Ms. Reynolds that are currently exercisable.

(8)	This number includes 37,000 shares issuable upon the exercise of options held by Mr. Bugnar that are currently exercisable.

(9)	Mr. Megrue is the chief executive officer of Apax Partners in the United States. Apax Partners advises SKM Equity Fund II, L.P. and SKM Investment Fund II, the direct beneficial owners of the securities. By virtue of this relationship, Mr. Megrue may be deemed to have an indirect interest in these shares. Mr. Megrue disclaims beneficial ownership of these shares.

(10)	Mr. Pellegrini is a partner of Apax Partners. Apax Partners advises SKM Equity Fund II, L.P. and SKM Investment Fund II, the direct beneficial owners of the securities. By virtue of this relationship, Mr. Pellegrini may be deemed to have an indirect interest in these shares. Mr. Pellegrini disclaims beneficial ownership of these shares.

(11)	This number includes the shares issuable upon the exercise of options held by the individuals named above as well an additional 103,065 shares of common stock held by executive officers of the Company not otherwise named in this table and 80,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table by such executive officers.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for directors, director nominees and executive officers may be subject to this type of security interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, executive officers and beneficial owners of 10% or more of our common stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations received from our directors and executive officers that no other reports were required to be filed, we believe that these persons have complied during the Company’s fiscal year ended January 30, 2010 (“Fiscal Year 2009”) with the reporting requirements of Section 16(a) of the Exchange Act.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors has six members. The Board is divided into three (3) classes of directors, which are currently equal in size and designated Class I, Class II and Class III. The current term of office of our Class I Directors expires at the Annual Meeting, while the term for Class II Directors expires at the 2011 annual meeting and the term for Class III Directors expires at the 2012 annual meeting. Upon recommendation by the Corporate Governance and Nominating Committee of the Board, the Board proposes that Robert N. Fisch and Arnold S. Barron each be elected for a new term of three (3) years until their respective successors have been duly elected and qualified as Class I Directors. Both of the nominees have consented to serve if elected. If either of them become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Class I Directors Standing for Election.

The directors standing for election at the Annual Meeting are:

Robert N. Fisch, 60, a Class I Director, has served as our President and Chief Executive Officer and Chairman of our Board since June 2001. He currently serves as a member of our Compensation Committee and Corporate Governance and Nominating Committee. From February 1987 to December 1999, he served as president of Casual Corner Group, Inc., a retailer of women’s apparel.

Other Directorships:  Since June 2004, Mr. Fisch has served as a member of the board of directors of The Children’s Place Retail Stores, Inc. (“The Children’s Place”) and currently serves on its compensation committee.

Qualifications:  Mr. Fisch is the most senior executive officer of the Company and provides our Board with the greatest insight into the Company’s business, challenges and the material risks facing it. Mr. Fisch has more than 30 years of experience in the retail industry as well as public company corporate governance experience with a leading publicly-traded retailer, The Children’s Place. As the driving force behind our growth and our brand, Mr. Fisch is uniquely qualified to serve on and lead our Board.

Arnold S. Barron, 62, a Class I Director, has served as a member of our Board since November 2009 and currently serves on our Audit Committee. Since his retirement in January 2009, Mr. Barron has been a private investor. From 1979 to January 2009, Mr. Barron served in various roles with the TJX Companies, Inc., an offprice retailer of apparel and home fashions, including senior executive vice president, group president at the TJX Companies (from 2004-2009), executive vice president, chief operating officer of the MarMaxx Group (from 2000 to 2004), senior vice president, group executive, TJX (from 1996 to 2000) and senior vice president, general merchandising manager, T.J. Maxx (from 1993 to 1996).

Other Directorships:  Mr. Barron has also served as a member of the board of directors of Dollar Tree, Inc. (“Dollar Tree”) since March 2008 and currently serves on its compensation committee.

Qualifications:  Mr. Barron has significant experience in the retail industry through his more than 40 years of senior leadership at retailers such as T. J. Maxx, Marshalls, Homegoods, AJ Wright, Winners (Canada), and T.K. Maxx (United Kingdom) and provides our Board with retail industry expertise. His additional experience as a public company director also provides our Board with public company corporate governance expertise, which is significant for a new publicly traded company such as rue21.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PERSONS NOMINATED BY THE BOARD AS CLASS I DIRECTORS.

Other Directors Not Standing for Election at this Meeting

Other than the current nominees, the four (4) remaining members of the Board will continue to serve as members of our Board. Our other directors who will continue to serve after the Annual Meeting are:

Macon F. Brock, 68, a Class III Director, has served as a member of our Board since February 2010. A co-founder of Dollar Tree, an operator of discount variety retail stores, Mr. Brock served as president of Dollar Tree from 1986 to 2001 and its chief executive officer from 1993 until 2003. Prior to his employment at Dollar Tree, Mr. Brock was a co-founder and the president of K&K Toys, Inc., a former retail toy chain.

Other Directorships:  Mr. Brock has also served as chairman of the board of directors of Dollar Tree since 2001 and as a director since 1986. He has also served on the board of directors of Lumber Liquidators, Inc. since November 2007 and serves on its compensation committee and nominating and corporate governance committee.

Qualifications:  Mr. Brock brings senior leadership and retail experience and expertise to our Board as a co-founder and the former president and chief executive officer of Dollar Tree. With more than 41 years of experience in the retail industry, he offers insight into the retail industry to our Board.

Douglas E. Coltharp, 48, a Class II Director, has served as a member of our Board since November 2009 and currently serves as the chairman of the Audit Committee and Corporate Governance and Nominating Committee. Since May 2007, Mr. Coltharp has been a partner at Arlington Capital Advisors, LLC and Arlington Investment Partners, each part of a Birmingham, Alabama-based financial advisory and private equity business. From November 1996 to May 2007, Mr. Coltharp served as executive vice president and chief financial officer of Saks Incorporated, a fashion retail organization, and its predecessor organization.

Other Directorships:  Mr. Coltharp has also served as a member of the board of directors of Under Armour, Inc. since 2004 and currently serves as a member of its audit committee and corporate governance committee. He has also served as a member of the board of directors of Ares Capital Corporation since 2004 and currently serves as chairman of its audit committee and a member of its nominating committee.

Qualifications:  Mr. Coltharp brings tremendous senior leadership retail expertise to our Board as the former chief financial officer of Saks Incorporated. His retail management experience, financial expertise and corporate governance experience with multiple public company boards of directors further deepens our Board’s knowledge in these areas.

John F. Megrue, Jr., 51, a Class III Director, has served as a member of our Board since July 1998 and currently serves as chairman of the Compensation Committee. Since November 2006, Mr. Megrue has served as chief executive officer of Apax Partners in the United States, an independent global private equity advisory firm. From April 2005 to November 2006, he served as co-chief executive officer of Apax Partners in the United States. From May 1992 to April 2005, he served as a partner of Saunders Karp & Megrue, LLC, a private equity firm engaged in the acquisition and ownership of operating businesses.

Other Directorships:  Mr. Megrue has also served as a member of the board of directors of Bob’s Discount Furniture, L.L.C. since January 2005. He has also served as a member of the board of directors of MagnaCare Holdings, Inc. (“MagnaCare”) since December 2002. He has served as a member of the board of directors of

Tommy Hilfiger Corporation (“Tommy Hilfiger”) from 2006 until 2008. Mr. Megrue also served as a member of the board of directors of Dollar Tree from 1992 to 2005, The Children’s Place from 1998 to 2002 and Hibbett Sports, Inc. from 1995 to 2004.

Qualifications:  Mr. Megrue is the chief executive officer of Apax Partners in the United States. Apax Partners is our largest stockholder, and as such represents the interests of our stockholders as a member of the Board. He also brings significant experience in the retail industry with more than 15 years of service as a board member of such companies as The Children’s Place, Tommy Hilfiger, and the Dollar Tree.

Alex Pellegrini, 35, a Class II Director, has served as a member of our Board since September 2009 and currently serves on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Since January 2009, Mr. Pellegrini has served as a partner of Apax Partners. From April 2005 to December 2008, he served as a principal at Apax Partners. From August 2000 to April 2005, he served as an investment professional of Saunders Karp & Megrue, LLC.

Other Directorships:  Mr. Pellegrini has also served as a member of the board of directors of MagnaCare since December 2006 and currently serves on its audit committee, compensation committee and compliance committee. He has also served as a member of the board of directors of Voyager Hospice Care (“Voyager”) since August 2007 and currently serves on its audit committee and program integrity committee. In addition, Mr. Pellegrini served as a member of the board of directors of Spectrum Laboratory Holdings from August 2007 until January 2010 and served as a member of the board of directors of Encompass Home Healthcare, Inc. from December 2004 to August 2007.

Qualifications:  Mr. Pellegrini is a partner of Apax Partners, our largest stockholder, and as such represents the interests of our stockholders as a member of the Board. Mr. Pellegrini also brings corporate governance expertise to our Board through his experience serving on the boards of directors of MagnaCare, Spectrum and Voyager.

As further described in “Information Concerning Our Board Of Directors — Compensation Committee,” Messrs. Megrue and Pellegrini were initially elected to our Board pursuant to a shareholders’ agreement entered into by the Company, SKM Equity Fund II, L.P. and SKM Investment Fund II (funds advised by Apax Partners), BNP Paribas of North America, Inc., UnionBalCal Equities, Inc., National City Bank of Pennsylvania, and persons who became stockholders of our Company from time to time.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Director Independence

Until February 26, 2010, we were a “controlled company” for purposes of the corporate governance rules of The NASDAQ Stock Market (“NASDAQ”) by virtue of the fact that Apax Partners controlled more than fifty-percent of the total voting power of our common stock. Under the NASDAQ corporate governance rules, controlled companies are exempt from certain corporate governance requirements, including the requirement that our Board be composed of a majority of independent directors and the requirement that our Compensation Committee and Corporate Governance and Nominating Committee be composed entirely of independent directors. Despite the exemption relating to board independence previously available to us as a controlled company, we currently have a majority of independent directors on our Board. However, in reliance on the exemption relating to compensation committee and nominating committee independence, our Compensation Committee and Corporate Governance and Nominating Committee are not currently composed entirely of independent directors.

Because we have ceased to be a controlled company for purposes of the NASDAQ corporate governance rules, we no longer qualify for the independent committee exemption described above. However, pursuant to Section 5615(c)(3) of the NASDAQ Listing Manual, we are permitted to phase-in our compliance with the rules requiring us to have a compensation committee and a nominations committee comprised solely of independent directors.

Accordingly, under the NASDAQ corporate governance rules and the exemptions provided by Sections 5615(c)(3) and 5615(b)(1), which we intend to rely on, our Compensation Committee and Corporate Governance and Nominating Committee will continue to be composed of a majority of independent directors and will be composed entirely of independent directors within one year of the date we cease to be a controlled company.

Our Board has determined that Messrs. Barron, Brock, Coltharp, Megrue and Pellegrini meet the criteria for independence set forth in Section 5605(a)(2) of the NASDAQ corporate governance rules and that our Board, as well as our Compensation Committee and Corporate Governance and Nominating Committee do, therefore, currently consist of a majority of independent directors. In making that determination, our Board affirmatively determined that, in its opinion, neither Messrs. Megrue nor Pellegrini, who are affiliated with Apax Partners, our largest stockholder, have any relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The NASDAQ corporate governance rules generally require that a company’s audit committee be composed of at least three members, each of whom must, among other things, be independent under the NASDAQ corporate governance rules and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Exchange Act (subject to certain exemptions, including an exemption for companies that have recently listed in connection with their initial public offering (“IPO”)). Companies that have recently listed in connection with their IPO are permitted to phase in compliance with the independent audit committee requirements set forth in Rule 10A-3(b)(1) of the Exchange Act pursuant to Rule 10A-3(b)(1)(iv) of the Exchange Act. We have chosen to rely on the exemption provided by Rule 10A-3(b)(1)(iv) of the Exchange Act. Accordingly, for the first year following the listing of our common stock on NASDAQ, we are only required to have a majority of Audit Committee members who satisfy the heightened independence requirements set forth in Rule 10A-3(b)(1) of the Exchange Act. As previously indicated, our Board has affirmatively determined that each of Messrs. Barron, Coltharp and Pellegrini, the members of our Audit Committee, meet the criteria for independence set forth in the NASDAQ corporate governance rules. Our Board has also determined that Messrs. Barron and Coltharp meet the heightened criteria for independence set forth in Rule 10A-3 of the Exchange Act, but that Mr. Pellegrini does not meet the heightened criteria for independence set forth in Rule 10A-3, as he is deemed an affiliated person of the Company, based upon his association with Apax Partners, our largest stockholder. As required by the audit committee independence exemptions described above, our Audit Committee will continue to be composed of a majority of independent directors and will be composed of entirely independent directors under both the NASDAQ corporate governance rules and Rule 10A-3(b)(1) of the Exchange Act within one year of the date our common stock was first listed on NASDAQ.

In addition to the independence determination described above with respect to our current directors, our Board also determined that Mark F. Darrel, who served as a member of our Board from June 2008 until November 2009, was independent within the meaning of the applicable standards outlined above.

Board Leadership Structure and Executive Sessions

Mr. Fisch serves as the Chief Executive Officer, President and Chairman of the Board. We believe that by combining these roles in one individual, we are able to centralize Board leadership and provide more effective communication to the other members of the Board. Additionally, as a newly public company, which must comply for the first time with extensive and complicated additional regulations, we believe that our Chief Executive Officer is in the best position, as our most senior executive, to act in the role of Chairman of the Board and provide the Board with the best assessment of what issues must be brought to its attention for consideration and to help direct the Board’s attention to the most significant issues and risks facing the Company’s business.

Further, Mr. Fisch’s role as Chief Executive Officer and Chairman of the Board promotes decisive Company leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

Each of the directors, other than Mr. Fisch, is independent under the NASDAQ corporate governance rules and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors intend to hold regular executive sessions, although no executive sessions were held during Fiscal Year 2009. The Company believes that this will effectively encourage full engagement of all directors in executive sessions. The independent directors and the Chairman will meet and discuss any specific feedback or issues, will provide the Chairman with input regarding agenda items for Board and committee meetings, and will coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. Although no lead independent director has currently been selected, the Board is confident that regular executive sessions will appropriately and effectively complement the combined Chief Executive Officer/Chairman structure. The Board recognizes that no single leadership model is right for all companies and at all times, and the Board will continue to review its leadership structure as appropriate to ensure it continues to be in the best interests of rue21 and our stockholders.

Role of Board in Risk Oversight

The Board, as a whole, has responsibility for risk oversight, although our Board committees oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of the Board and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board and to those Company personnel responsible for risk assessment (including our management-led risk committee) and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, and reputational risks.

Each committee meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The Audit Committee reviews strategic, financial and execution risks and exposures, major litigation and regulatory exposures and other current matters that may present material risk to the Company. The Audit Committee oversees our internal audit function and discusses with management and the independent registered public accounting firm the Company’s policies with respect to significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The Audit Committee receives periodic reports from our Director of Risk and Compliance on our enterprise risk management program and our risk mitigation efforts. The Compensation Committee reviews risks and exposures associated with leadership assessment, management succession planning, and executive compensation programs and arrangements, including incentive plans. The Corporate Governance and Nominating Committee reviews risks and exposures relating to rue21’s programs and policies relating to corporate governance and director succession planning.

The Company closed its IPO in November 2009 and expects that it will continue to develop its management and Board risk processes and procedures.

Board Committees

Our Board has standing Audit, Compensation and Corporate Governance and Nominating Committees. The table below sets forth committee memberships as of the date of this proxy statement.

Corporate
		Compensation	Governance and
Director	Audit Committee	Committee	Nominating Committee

Robert N. Fisch		X	X
Arnold S. Barron	X
Macon F. Brock
Douglas E. Coltharp	X(c)		X(c)
John F. Megrue, Jr.		X(c)
Alex Pellegrini	X	X	X

(c)	Denotes chairman.

Audit Committee

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently composed of three directors: Messrs. Barron, Coltharp and Pellegrini, with Mr. Coltharp serving as chairman of the committee. As noted above, the Company has chosen to avail itself of the exemption provided by Rule 10A-3(b)(1)(iv) of the Exchange Act with respect to the independent audit committee requirements set forth in Rule 10A-3 of the Exchange Act. Our Board has determined that for purposes of the exemption provided by Rule 10A-3(b)(1)(iv) of the Exchange Act, its reliance on such exemption will not materially adversely affect the ability of the Audit Committee to act independently and to satisfy the other requirements set forth in Rule 10A-3 of the Exchange Act.

As required by SEC exemptions relating to audit committee independence, our Audit Committee is currently composed of a majority of independent directors and will be composed entirely of independent directors within one year of the date of our listing on NASDAQ. Our Board has affirmatively determined that Messrs. Coltharp and Barron meet the definition of “independent directors” for purposes of serving on an audit committee under applicable SEC and NASDAQ rules, and we intend to comply with these independence requirements within the time periods specified. Our Board has also determined that Mr. Pellegrini, who was determined by our Board to be independent under the NASDAQ corporate governance rules, does not meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act because he is deemed an affiliated person of the company based upon his association with Apax Partners, our largest stockholder.

The Audit Committee assists the Board in its oversight responsibilities relating to financial matters. As required by the NASDAQ corporate governance rules, none of the members of our Audit Committee have participated in the preparation of the financial statements of the Company and each of the members is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, our Board has determined that Mr. Coltharp qualifies as our “audit committee financial expert,” within the meaning of SEC regulations and comparable NASDAQ corporate governance requirements.

Our Board adopted a formal written Audit Committee charter on November 12, 2009, which has been reviewed by our Audit Committee and will be reviewed and reassessed by our Audit Committee for adequacy on a regular basis and revised as necessary. Our Audit Committee Charter is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Among other matters enumerated in its charter, our Audit Committee has responsibility for:

•	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement; and

•	discussing with management and the independent registered public accounting firm the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial exposures and the actions management has taken to limit, monitor or control such exposures.

Compensation Committee

Our Compensation Committee is currently composed of three directors: Messrs. Fisch, Megrue and Pellegrini, with Mr. Megrue serving as chairman of the committee. Our Board has affirmatively determined that Messrs. Megrue and Pellegrini meet the definition of “independent directors” for purposes of serving on a compensation committee under applicable NASDAQ rules. As noted above, the Company has chosen to avail itself of the exemptions provided by Sections 5615(c)(3) and 5615(b)(1) of the NASDAQ corporate governance rules. As required, our Compensation Committee is currently composed of a majority of independent directors and will be composed entirely of independent directors within one year from the date we cease to be a controlled company.

The Compensation Committee assists the Board in its oversight of compensation for the Company’s senior management, compensation for the Board, evaluation and succession planning for the Chief Executive Officer and related matters. Our Board adopted a Compensation Committee charter on November 12, 2009, which has been reviewed by our Compensation Committee and will be reviewed and reassessed by our Compensation Committee for adequacy on a regular basis and revised as necessary. Our Compensation Committee Charter is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Among other matters enumerated in its charter, our Compensation Committee has responsibility for:

•	reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, and equity compensation;

•	reviewing succession planning for our executive officers;

•	determining the compensation of our directors; and

•	administrating, reviewing and making recommendations with respect to our equity compensation plans.

Under the terms of its charter, the Compensation Committee may consult with Company management on compensation issues and may delegate to management, where appropriate, the duty to work with and/or supervise the day-to-day activities of independent consultants and advisors retained by the Compensation Committee. The Compensation Committee has delegated authority to our Chief Executive Officer to grant a limited number of option awards under the 2009 Omnibus Incentive Plan (the “2009 Plan”) to employees who are not members of senior management, with no more than 20,000 stock options to be granted to any one individual. For fiscal year 2009, our Chief Executive Officer granted 16,000 stock options under the 2009 Plan pursuant to this authority, which terminates on December 31, 2010.

The Compensation Committee (or the Board prior to the IPO) meets outside the presence of our executive officers to consider appropriate compensation for our Chief Executive Officer. For all other executive officers, the Compensation Committee (or the Board prior to the IPO) meets outside the presence of our executive officers, other than our Chief Executive Officer, to consider appropriate compensation. Our Chief Executive Officer evaluates the performance of our other executive officers with the Compensation Committee (or the Board prior to the IPO) and recommends appropriate base salary, cash performance awards and grants of long-term equity incentive awards for all other executive officers. Based upon his recommendations and in consideration of the Company’s compensation objectives and principles described in “Executive Compensation — Compensation Discussion and Analysis,” the Compensation Committee (or the Board prior to the IPO) approves the compensation packages of our executive officers other than our Chief Executive Officer. The Compensation Committee (or the Board prior to the IPO) also analyzes on an annual basis our Chief Executive Officer’s performance and determines his base salary, cash performance awards and grants of long-term equity incentive awards based on an assessment of his performance. Currently, the Compensation Committee approves the Chief Executive Officer’s compensation without the Chief Executive Officer present, and recommends Board approval of the same. Additional information concerning the processes and procedures for determining executive compensation is found in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement.

The compensation program for our non-management directors was established in November 2009 in connection with our initial public offering. The Compensation Committee will periodically review the compensation paid to non-management directors and the Company’s practices and policies regarding the same and make recommendations to the full Board with respect to any changes or modifications to the directors’ compensation program. A description of the compensation program for our non-management directors is included in the “Director Compensation — Understanding Director Compensation” section of this proxy statement.

Our Compensation Committee charter allows the Compensation Committee to retain a consultant to assist in determining or recommending the amount or form of executive or director compensation. The Compensation

Committee did not retain a consultant in Fiscal Year 2009. However, the Committeee does intend to retain an outside compensation consultant as necessary in Fiscal Year 2010.

Compensation Committee Interlocks and Insider Participation

During 2009, the members of our Compensation Committee were Messrs. Fisch (our Chief Executive Officer), Megrue and Pellegrini. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

From May 2003 until the termination of the agreement in November 2009, we were subject to certain obligations related to a letter agreement with Apax Partners, of which Mr. Megrue is chief executive officer, as successor to Saunders Karp & Megrue, LLC, relating to financial advisory services to be provided to us from time to time. Under the letter agreement, we agreed to pay an annual fee of $250,000 to Apax Partners and to reimburse Apax Partners for all reasonable out-of-pocket expenses incurred in connection with the letter agreement. The letter agreement was terminated in November 2009 and Apax Partners was paid a termination fee of $1.5 million. Our indemnification obligations contained in the letter agreement survived the termination of the letter agreement.

From May 2003 until the termination of the agreement in November 2009, we were subject to certain obligations related to a shareholders’ agreement with SKM Equity Fund II, L.P. and SKM Investment Fund II, as funds advised by Apax Partners, BNP Paribas of North America, Inc., UnionBalCal Equities, Inc., National City Bank of Pennsylvania and persons who became stockholders of our Company from time to time. Under this agreement, holders of our common stock are subject to contractual restrictions relating to their proposed transfer of our capital stock. This agreement also provided for certain rights of first refusal and co-sale relating to the shares of our common stock held by the parties thereto, which rights were terminated in November 2009. The shareholders’ agreement also provided for certain rights relating to the sale of the Company and certain preemptive rights, which also terminated in November 2009.

The election of the members of our Board by funds advised by Apax Partners was also governed by the shareholders’ agreement and related provisions of our amended and restated certificate of incorporation in effect at the time. In November 2009, the provisions of the shareholders’ agreement related to the election of the members of our Board by funds advised by Apax Partners were terminated in their entirety pursuant to the terms of the shareholders’ agreement and our certificate of incorporation was further amended and restated such that none of our stockholders will have any special rights with respect to the election or designation of members of our Board.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is currently composed of three directors: Messrs. Fisch, Coltharp and Pellegrini, with Mr. Coltharp serving as the chairman of the committee. As noted above, the Company has chosen to avail itself of the exemptions provided by Sections 5615(c)(3) and 5615(b)(1) of the NASDAQ corporate governance rules with respect to the independent nominating committee requirements and intends to comply with the independence requirements set forth therein within the time periods specified.

As required by the NASDAQ exemption relating to nominating committee independence, our Corporate Governance and Nominating Committee is currently composed of a majority of independent directors and will be composed entirely of independent directors within one year from the date we cease to be a controlled company. Our Board has affirmatively determined that Messrs. Coltharp and Pellegrini meet the definition of independent directors for purposes of serving on a nominating committee under applicable NASDAQ rules.

The Corporate Governance and Nominating Committee assists the Board in its oversight of Board composition, corporate governance policies and practices, and related matters. Our Board adopted a Corporate Governance and Nominating Committee charter on November 12, 2009, which has been approved by our Corporate Governance and Nominating Committee and will be reviewed and reassessed by our Corporate Governance and Nominating Committee for adequacy on a regular basis and revised as necessary. Our Corporate Governance and Nominating Committee Charter is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Among other matters enumerated in its charter, our Corporate Governance and Nominating Committee has responsibility for:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board and management; and

•	recommending members for each committee of our Board.

Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies, recruits and recommends candidates for the Board and is responsible for reviewing and evaluating any candidates recommended by stockholders. The committee’s recommendations are submitted to a vote of the full Board. Candidates approved by a majority of the Board will be presented to stockholders for election at the annual meeting.

All director nominees must possess certain core competencies, some of which may include experience in retail, consumer products, real estate, store operations, finance and accounting, logistics, product design, merchandising, marketing, general operations, strategy, human resources, technology, or experience as a chief executive officer. In addition to having one or more of these core competencies, director nominees are identified and considered on the basis of knowledge, experience, historical knowledge of the Company’s business, integrity, diversity, leadership, reputation, and, in the case of outside directors, the ability to understand our business. All director nominees are pre-screened to ensure that each candidate has qualifications that complement the overall core competencies of the Board. The screening process also includes conducting a background evaluation and an independence determination. The Company has not historically engaged third-party independent consultants to identify potential director nominees.

The Company does not maintain a separate policy regarding the diversity of its Board members. While the Company does not have a formal diversity policy for Board membership, the Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Corporate Governance and Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership. Such diversity considerations are considered by the Corporate Governance and Nominating Committee in connection with the general qualifications of each potential nominee.

The Company’s Amended and Restated By-laws (the “By-laws”) contain a procedure allowing for the nomination by stockholders of proposed directors. See “Additional Information — Advance Notice Procedures” and “— Stockholder Proposals for the 2011 Annual Meeting” for information as to how a stockholder can nominate a director candidate. Our Corporate Governance and Nominating Committee will consider director nominees submitted by our stockholders for election.

Director Meeting Attendance

Our Board met two times during Fiscal Year 2009. During that time, the Audit Committee met two times, the Compensation Committee met one time and the Corporate Governance and Nominating Committee did not meet. Each committee was formed in November 2009. Each director attended at least 75% of the aggregate of all Board meetings and committee meetings of which such director was a member for the time such director was a member during Fiscal Year 2009, either in person or via teleconference.

The Board’s official policy with respect to Board attendance at the annual meeting of stockholders is that the Board strongly encourages its members to attend the Company’s annual meeting of stockholders. The Company closed its IPO in November 2009 and thus did not have an annual meeting of its stockholders in Fiscal Year 2009. The Company expects that all of its directors will attend the Annual Meeting.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Communications with the Board

You can contact the Board by writing to the Board at our corporate headquarters c/o rue21, General Counsel, 800 Commonwealth Dr., Suite 100, Warrendale, PA 15086 or electronically on our website, www.rue21.com, Investor Relations, under the “Governance — Contact the Board” tab. Communications are distributed to the Board, or to any individual directors, as appropriate depending on the facts and circumstances outlined in the communication.

Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors for Fiscal Year 2009.

DIRECTOR COMPENSATION — 2009

	Fees Earned or	Option
	Paid in Cash	Awards(2)	Total
Name(1)	($)	($)	($)

Arnold S. Barron	$12,500	$176,384	$188,884
Macon F. Brock	—	—	—
Douglas E. Coltharp	$20,000	$179,542	$199,542
Robert N. Fisch	—	—	—
John F. Megrue, Jr.	—	—	—
Alex Pellegrini	—	—	—
Mark F. Darrel(3)	—	—	—

(1)	Messrs. Fisch, Megrue and Pellegrini do not receive any compensation for their service as members of our Board. The compensation paid to Mr. Fisch in his capacity as our Chief Executive Officer is reported in the Summary Compensation Table and other tables set forth herein. Mr. Brock did not join our Board until February 2010 and did not, therefore, receive any compensation in Fiscal Year 2009.

(2)	The values set forth in this column reflect the option award granted to Mr. Barron on November 20, 2009 for 12,500 shares and the option award granted to Mr. Coltharp on November 18, 2009 for 12,500 shares. As of January 30, 2010, these were the only outstanding option awards held by directors of the Company. The values of these awards were calculated based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in Note 5 to the financial statements of the Company’s Annual Report on Form 10-K for Fiscal Year 2009, which was filed with the SEC on March 31, 2010 (“Form 10-K”).

(3)	Mr. Darrell ceased to be a member of our Board in November 2009.

Understanding Our Director Compensation Table

Prior to the IPO, members of our Board did not receive compensation for their service on our Board, except for the reimbursement of reasonable and documented costs and expenses incurred by directors in connection with attending any meetings of the Board or any committee thereof.

Apax Partners, of which Mr. Megrue is chief executive officer in the United States and Mr. Pellegrini is a partner, has received fees from us pursuant to a letter agreement for financial advisory services performed by Apax Partners. This letter agreement was terminated in November 2009. For more information regarding this letter agreement, see the description provided above in “Information Concerning our Board of Directors — Compensation Committee.”

Our executive officers who are members of our Board and the directors who continue to provide services to, or are affiliated with, Apax Partners or funds advised by Apax Partners do not receive compensation from us for their service on our Board. Accordingly, Messrs. Fisch, Megrue and Pellegrini do not receive compensation from us for their service on our Board. Only those directors who are considered independent directors under the NASDAQ corporate governance rules and who are not affiliated with Apax Partners or funds advised by Apax Partners are eligible to receive compensation from us for their service on our Board. Messrs. Coltharp, Barron and Brock and all other non-employee directors not affiliated with Apax Partners or funds affiliated with Apax Partners are or will be, in the case of new directors, paid quarterly in arrears:

•	A base annual retainer of $50,000 in cash;

•	An additional annual retainer of $20,000 in cash to the chairman of the Audit Committee;

•	An additional annual retainer of $10,000 in cash to the chairman of the Compensation Committee; and

•	An additional annual retainer of $10,000 in cash to the chairman of the Corporate Governance and Nominating Committee.

In addition to the amounts set forth above, upon initial election to our Board, non-employee directors not otherwise affiliated with Apax Partners or funds affiliated with Apax Partners receive an option grant of 12,500 shares of our common stock. The option awards granted to Messrs. Barron and Coltharp in November 2009 each vest in four equal annual installments over a four-year period beginning on the first anniversary of the date of grant. In addition, for each year of continued service thereafter, each non-employee director not affiliated with Apax Partners or funds advised by Apax Partners will receive an annual option grant of 5,000 shares of our common stock. Each option grant will be subject to the same terms as those of our employees as described in “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.” We also reimburse directors for reasonable expenses incurred to attend meetings of our Board or committees.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position

Robert N. Fisch	60	President, Chief Executive Officer and Chairman
Kim A. Reynolds	52	Senior Vice President and General Merchandise Manager
Keith A. McDonough	51	Senior Vice President and Chief Financial Officer
John P. Bugnar	61	Senior Vice President and Director of Stores
Michael A. Holland	45	Senior Vice President of Information Technology
Mark K. Chrystal	37	Senior Vice President of Planning and Allocation
Robert R. Thompson	51	Senior Vice President of Real Estate
Stacy B. Siegal	43	Vice President and General Counsel
Judy M. Kucinski	48	Vice President, Strategic Merchandising

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Set forth below is a description of the background of the persons named above, other than Mr. Fisch, whose background information is provided above in “Proposal No. 1 — Election Of Directors.”

Kim A. Reynolds has served as our Senior Vice President and General Merchandise Manager since July 2001. From March 1987 to November 1999, she served as general merchandising manager of Casual Corner Group, Inc.

Keith A. McDonough has served as our Chief Financial Officer since May 2003. From March 2001 to December 2002, he served as chief operating officer at Iron Age Corp., a distributor of safety, work and uniform related shoes. From February 1990 to March 2001, Mr. McDonough served as senior vice president of finance and chief financial officer at Iron Age Corp.

John P. Bugnar has served as our Senior Vice President and Director of Stores since September 2001. From December 1997 to September 2001, he served as vice president at Jones Apparel Group, Inc./Jones Retail Corporation, a retailer of apparel and footwear.

Michael A. Holland has served as our Senior Vice President of Information Technology since April 2004. From January 1995 to March 2004, he served as senior director of information technology at the Timberland Company, a manufacturer and retailer of outdoor wear.

Mark K. J. Chrystal has served as our Senior Vice President of Planning and Allocation since June 2008. From April 2007 to June 2008, Mr. Chrystal served as vice president of allocation, replenishment and planning for all of the North American stores of American Eagle Outfitters, an international retailer of men’s and women’s clothing. From September 2004 to April 2007, he served as vice president of planning and allocation for all of the North American stores of The Disney Store, North America, an international chain of specialty stores selling only Disney related items.

Robert R. Thomson has served as our Senior Vice President of Real Estate since January 2007. From June 2000 to January 2007, Mr. Thomson served as vice president of real estate and construction at Brookstone, Inc., a nationwide specialty retailer and product development company. From April 1995 to June 2000, he served as the director of real estate at The Stride Rite Corporation, a designer and marketer of children’s footwear.

Stacy B. Siegal has served as our Vice President and General Counsel since March 2010. Ms. Siegal served as Corporate Counsel from September 2006 until March 2010. From September 2005 to September 2006, Ms. Siegal performed legal and consulting work for Compass Human Resources, a human resources consulting firm. Prior to September 2005, Ms. Siegal spent a number of years serving as in-house counsel at General Nutrition Centers, Inc. and as a consultant providing legal guidance to retail companies and boards in the region.

Judy M. Kucinski has served as our Vice President and Director of Strategic Merchandising since joining the Company in October 2001. Prior to 2001, Ms. Kucinski spent a number of years at Retail Brand Alliance in a planning management level position. Other companies Ms Kucinski has worked for include Dillard’s, Broadway Southwest Department stores, Payless Shoe Source and Limited Express.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis section is to provide information about the material elements of compensation that was paid, awarded to, or earned by our principal executive officer, our principal financial officer and our three most highly compensated executive officers at the end of Fiscal Year 2009 (collectively, the “Named Executive Officers”). For Fiscal Year 2009, our Named Executive Officers were:

•	Robert N. Fisch, President and Chief Executive Officer;

•	Keith A. McDonough, Senior Vice President and Chief Financial Officer;

•	Kim A. Reynolds, Senior Vice President and General Merchandise Manager;

•	John P. Bugnar, Senior Vice President and Director of Stores; and

•	Mark K. J. Chrystal, Senior Vice President of Planning and Allocation.

Executive Compensation Philosophy and Objectives

Our compensation approach reflects the current stage of our development. Prior to our IPO, we were a privately-held company with a relatively small number of stockholders, including our principal investors and funds advised by Apax Partners. Prior to the IPO, most of our compensation policies and determinations, including those made for Fiscal Year 2009, were the product of discussions between our Chief Executive Officer and our Board.

Since the IPO, our Compensation Committee has assumed the role of reviewing and approving the compensation of our Named Executive Officers (and, in the case of our Chief Executive Officer, recommending Board approval) and overseeing and administering our executive compensation programs and initiatives. As we gain experience as a public company, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve. Accordingly, the compensation paid to our Named Executive Officers for Fiscal Year 2009 is not necessarily indicative of how we will compensate our Named Executive Officers in the future.

We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards. Our executive compensation program is designed to:

•	attract and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	ensure fairness among the executive management team by recognizing the contributions each executive officer makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our Company; and

•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

The Company has reviewed its compensation policies and practices with respect to risk-taking incentives and risk management, and does not believe that potential risks arising from its compensation polices or practices are reasonably likely to have a material adverse effect on the Company.

Process for Determining Compensation

Compensation amounts historically have been highly individualized, resulted from arm’s length negotiations and have been based on a variety of factors including, but not limited to, our financial condition and available resources, our need for that particular position to be filled and the compensation levels of our other executive officers, and the competitive market for corresponding positions within comparable geographic areas and companies of similar size and stage of development operating in the retail apparel industry. This consideration was based on the general knowledge possessed by our Chief Executive Officer regarding the compensation given to some of the executive officers of other companies in our industry through discussions with recruiting firms, research and benchmarking against their collective knowledge of the competitive market. Our Chief Executive Officer recommended compensation decisions to our Board for the executive officers and after thorough discussion of various factors, the compensation for each executive officer was set on an individual basis. We anticipate that our Compensation Committee will more formally benchmark executive compensation against a peer group of comparable public companies in the future. Our Compensation Committee may make adjustments in executive compensation levels in the future as a result of this process.

Prior to our IPO, management engaged Ernst & Young LLP to advise management with their efforts to construct, from publicly available data, a peer group of companies to be used for compensation purposes in preparation for the IPO, provide market compensation data on the peer group companies, supplemented by survey data, as appropriate, and general market trends and developments. The peer group of companies was as follows:

•	American Apparel, Inc.

•	Jos. A Bank Clothiers, Inc.

•	bebe stores, Inc.

•	The Buckle, Inc.

•	Casual Male Retail Group, Inc.

•	Charlotte Russe Holdings

•	Christopher & Banks Corporation

•	Citi Trends, Inc.

•	Destination Maternity Corporation

•	lululemon athletica Inc.

•	Pacific Sunwear of California, Inc.

•	Shoe Carnival, Inc.

•	Wet Seal, Inc.

•	Zumiez, Inc.

In Fiscal Year 2009, management used the peer group information previously provided by Ernst & Young LLP and other resources and tools to develop recommendations for the Compensation Committee and the Board regarding the appropriate annual incentive bonus as a percentage of salary for 2010 for our Chief Executive Officer. Ernst & Young LLP did not recommend specific compensation amounts or the form of payment for any of our Named Executive Officers. Management’s review and analysis of its executive compensation program is ongoing and has not been completed. Ernst & Young LLP is also our independent registered public accounting firm.

Compensation Consultants

In Fiscal Year 2009, the Compensation Committee did not retain any compensation consultants in determining or recommending the amount or form of executive or director compensation. The Compensation Committee intends to retain an outside compensation consultant for Fiscal Year 2010.

Overview of Elements of Executive Compensation

Our current executive compensation program, which was set by our Chief Executive Officer in consultation with our Board prior to the establishment of our Compensation Committee, consists of the following components:

•	base salary;

•	annual cash incentive awards linked to corporate performance;

•	periodic grants of long-term equity-based compensation, such as options; and

•	other executive benefits and perquisites.

Executive compensation includes both fixed components (base salary, benefits and executive perquisites) and variable components (annual bonus/incentive and stock option grants) with the heaviest weight generally placed on the variable components. Each component is linked to one or more of the objectives listed above. The fixed components of compensation are designed to be competitive in order to induce talented executives to join our Company. Revisions to the fixed components of compensation occur infrequently aside from our annual salary review, which generally results in salary increases that range from 4% to 7%. Salary increases are, in part, designed to reward executives for their management activities during the year and to maintain their level of income with respect to cost of living increases.

The variable components are tied specifically to the achievement of our annual financial objectives and are designed so that above average performance is rewarded with above average rewards. Bonus levels, as a percentage of base salary, are set once the executive is hired and generally relate to his or her scope of responsibility, with revisions typically occurring upon promotions or substantial increases to the executive’s scope of responsibility.

Although bonus levels, as a percentage of base salary, generally do not change, the opportunity to accelerate bonus payments to twice the target amount for any one year does exist for an executive based upon the overall financial performance of the Company. Our bonus policy is designed to align each executive’s annual goals for their respective area of responsibility with the financial goals of the entire business as set by our Board. The other material element of our variable compensation is stock option awards. Our 2003 and 2009 Plans were adopted by our Board to award equity grants, usually on an annual basis, to executive officers, general management and select associates. The grants awarded over the last six years had no public market and no certain opportunity for liquidity until our IPO, making them inherently long-term compensation. The awards have been used to motivate executives and employees to individually and collectively build long-term stockholder value.

Elements of Compensation

Base Salary

The primary component of compensation paid to our executive officers has historically been base salary. The base salary established for each of our executive officers is intended to reflect each individual’s professional responsibilities, the skills and experience required for the job, their individual performance, business performance, labor market conditions and competitive market salary levels. Base salary is also designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Historically, our Chief Executive Officer and/or Board determined market level compensation for base salaries based on our executives’ experience in the industry with reference to the base salaries of similarly situated executives in other companies of similar size and stage of development operating in the retail apparel industry. This determination was based primarily on the general knowledge of our Chief Executive Officer and Board of the compensation practices within our industry.

Prior to our IPO, base salaries were reviewed during the fiscal year by our Chief Executive Officer, and salary increases typically took effect in June of each year, unless business circumstances required otherwise. In past years, our Chief Executive Officer and/or Board reviewed the performance of all executive officers, and based on this review and any relevant informal competitive market data made available to him or them during the preceding year, through informal discussions with recruiting firms, research and informal benchmarking against our Chief Executive Officer and/or directors’ personal knowledge of the competitive market, set the salary level for each executive officer for the coming year. Since our IPO, the Compensation Committee has taken a more significant role in this review and decision-making process.

As part of our annual review process, in June 2009, our Chief Executive Officer approved annual merit salary increases for each of our Named Executive Officers, except for himself. These merit increases for our Named Executive Officers for Fiscal Year 2009 ranged from 4% to 8% and took into account the accomplishments of each individual, including, but not limited to, the following: Mr. McDonough’s contributions to expense control and supply chain efficiencies; Ms. Reynolds’ contributions to merchandise mix and increasing gross margins, primarily by increasing initial mark-up; Mr. Chrystal’s contribution to inventory management and margin increases, primarily by decreasing mark-downs; and Mr. Bugnar’s management of the operational aspects of our store growth and developing our management training programs. Following the review process, Ms. Reynolds’s salary increased from $330,000 to $355,000; Mr. McDonough’s salary increased from $227,000 to $242,000; Mr. Bugnar’s salary increased from $253,000 to $263,000; and Mr. Chrystal’s salary increased from $250,000 to $265,000.

Bonus

Annual cash bonuses are intended to offer incentive compensation by rewarding the achievement of corporate objectives linked to seasonal financial results of the Company. At the commencement of an executive officer’s employment with us, our Chief Executive Officer and/or Board typically set a target level of bonus compensation that was structured as a percentage of such executive officer’s annual base salary. Depending upon corporate performance in fiscal year 2009, an executive officer could receive from 0% to 40-60% of his or her base salary or, in the case of our Chief Executive Officer, from 0% to 110%. In setting the percentage of base salary level, our Chief Executive Officer and/or Board set the target bonus levels (as a percentage of base salary) based upon each executive’s scope of responsibility and impact on the performance of the Company. In February 2010, our Board determined that our Chief Executive Officer may receive an annual bonus ranging from 75% to 150% of his base salary, effective Fiscal Year 2010.

The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives, as discussed below. In addition, our Chief Executive Officer and/or Board were authorized to adjust bonuses due to extraordinary or nonrecurring events, such as significant financings, equity offerings or acquisitions. We believe that establishing cash bonus opportunities helps us attract and retain qualified and highly skilled executives. These annual bonuses are intended to reward executive officers who have a positive impact on corporate results. Since our IPO, the Compensation Committee has taken a more significant role in the annual review and decision-making process surrounding bonuses.

Each year we establish our corporate financial performance objective and target amounts with reference to achieving pre-set levels of desired financial performance, and with consideration given to our annual and long-term financial plan, as well as to macroeconomic conditions. For Fiscal Year 2009, the annual cash bonus was linked to achievement of Adjusted EBITDA within a range of $36.4 million to $43.5 million (as described below). We believe this corporate performance objective and the proportionate weighting assigned, as discussed below, reflected our overall company goals for Fiscal Year 2009, which balanced the achievement of revenue growth and improving our operating efficiency. For purposes of our cash bonus program in Fiscal Year 2009, Adjusted EBITDA was defined as earnings before interest, taxes, depreciation and amortization, excluding approximately $700,000 in operating expense associated with the annual fee payable to Apax Partners, share-based compensation expense, public company expenditures and a loss on the disposal of fixed assets in Fiscal Year 2009, which were not taken into account when setting Fiscal Year 2009 financial targets. Our Chief Executive Officer and/or Board determined that these unplanned costs were outside management’s control and excluded them when measuring Adjusted EBITDA achievement under the cash bonus program. For the Spring and Fall selling seasons, our actual Adjusted EBITDA, as calculated for the purpose of the annual cash bonus, was $21.9 million and $19.0 million, respectively. For the year ended January 30, 2010, our actual Adjusted EBITDA, as calculated for the purpose of the annual cash bonus, exceeded our maximum adjusted EBITDA target amount for the full fiscal year.

The corporate performance objective is based upon the achievement of Adjusted EBITDA targets that are set at a threshold amount, a target amount and a maximum amount for each of our Spring and Fall selling seasons and for the fiscal year by our Chief Executive Officer and Board. For Fiscal Year 2009, we defined our Spring selling season as the performance period from February 2009 through July 2009 and our Fall selling season as the performance period from July 2009 through January 2010. For Fiscal Year 2009, each of our Spring and Fall selling seasons carried a weight of 25% of the total bonus target amount while our annual Adjusted EBITDA target carried a weight of 50% of the total bonus target amount. The corporate performance during each of the three performance periods is compared separately to the different target amounts.

The following table sets forth the Adjusted EBITDA targets for the Spring and Fall selling seasons and the fiscal year.

	Fiscal Year	Spring Season	Fall Season
Adjusted EBITDA Amounts:	Targets	Targets	Targets

Threshold	$36.4 million	$16.3 million	$20.1 million
Target	$39.2 million	$17.5 million	$21.7 million
Maximum	$43.5 million	$19.5 million	$24.0 million

In November 2008, our Chief Executive Officer, in consultation with members of our Board, established a target bonus, expressed as a percentage of base salary, for each of our Named Executive Officers, other than himself, with a minimum, threshold and maximum target bonus based upon the achievement of the Adjusted EBITDA target. For Fiscal Year 2009, Mr. Fisch’s target bonus amount was set in accordance with his employment agreement at 50%. In Fiscal Year 2010, our Board determined that our Chief Executive Officer may receive from 75% to 150% of his base salary. The following table shows the target bonus pool amounts for each of our Named Executive Officers for different levels of achievement of the Adjusted EBITDA target amounts, as shown in the table above, for each of the Spring and Fall selling seasons and the fiscal year:

		93%	100%	111% of Adjusted
		of Adjusted	of Adjusted	EBITDA
	Below	EBITDA	EBITDA	Target or
	Threshold	Target	Target	Above

Robert N. Fisch	—	25% salary	50% salary	110% salary
Keith A. McDonough	—	12.5% salary	25% salary	50% salary
Kim A. Reynolds	—	15% salary	30% salary	60% salary
John P. Bugnar	—	12.5% salary	25% salary	50% salary
Mark K. J. Chrystal	—	12.5% salary	25% salary	50% salary

Based upon our achievement of Adjusted EBITDA as calculated under our cash bonus program, each of our Named Executive Officers received a bonus in the amount set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity-Based Compensation

In November 2009, we implemented the 2009 Plan. The purpose of the 2009 Plan is to enhance our ability to attract and retain highly qualified and talented individuals and motivate them to improve our performance and results for the long term by providing them with a stake in our company. We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in the form of equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. We have historically awarded equity-based compensation in the form of options to purchase shares of our common stock. We believe that stock options provide executives with a significant long-term interest in our success by rewarding the creation of stockholder value over time.

Generally, each executive officer is provided with a stock option grant when he or she joins our Company based upon his or her position with us and his or her relevant prior experience. Each of our stock option grants generally vest over the course of four years with 25% of the shares vesting on each anniversary from the applicable grant date, in order to encourage executive longevity and to compensate our executive officers for their contribution to our success over a period of time. In addition to stock options granted upon commencement of employment with us, our Compensation Committee may grant additional stock options to retain our executives and to recognize the achievement of corporate and individual goals and/or strong individual performance.

Historically, our stock option grants to our executive officers were determined at the discretion of our Chief Executive Officer in consultation with our Board. In making such awards, our Chief Executive Officer and/or Board considered the executive officer’s then current position with our Company, the size of his or her total compensation package and the amount of existing vested and unvested stock options, if any, then held by the executive officer. Prior to the IPO, the Board, in consultation with the Chief Executive Officer, made all stock option grant decisions with respect to our executive officers. Since our IPO, our Compensation Committee has approved, and recommended that our Board approve the size and terms and conditions of option grants to our executive officers in accordance with the terms of our 2009 Plan and approves them on an individual basis.

On July 24, 2009, prior to our IPO, we approved a grant of incentive stock options to each of our Named Executive Officers, as well as certain other executive officers. The stock options were granted in accordance with our 2003 Plan as follows:

	Number of Stock
	Options	Exercise Price

Robert N. Fisch	73,702	$11.80
Keith A. McDonough	29,481	$11.80
Kim A. Reynolds	58,962	$11.80
John P. Bugnar	14,740	$11.80
Mark K. J. Chrystal	14,740	$11.80

The number of shares of common stock underlying each stock option grant was determined by our Chief Executive Officer and Board based upon the outstanding equity grants held both by the individual and by our executives as a group, total compensation, performance, the vesting dates of outstanding grants, tax and accounting costs, potential dilution and other factors. The exercise price of the stock options equals 100% of the fair value in accordance with the terms of the 2003 Plan. Each grant of stock options vest in four equal annual installments from the first anniversary of the grant date. The term of the options is ten years.

2009 Omnibus Incentive Plan

Our 2009 Plan allows for the grant of other forms of equity incentives, in addition to stock options, such as grants of restricted stock, restricted stock units and stock appreciation rights. Our Compensation Committee may consider awarding such additional or alternative forms of awards to our directors or executive officers in the future, although no decision to use such other forms of award has yet been made.

Other Executive Benefits and Perquisites

We provide the following benefits to our executive officers on the same basis as other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) profit-sharing plan with matching contributions.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

We also provide an automobile allowance to our executive officers and a housing allowance and the reimbursement of certain travel expenses of our Chief Executive Officer and his spouse.

Employment Agreements and Change in Control Benefits

We have entered into an employment agreement with Mr. Fisch, our Chief Executive Officer, the terms of which are described in “Executive Compensation — Additional Information Regarding Our Summary Compensation Table And Grants Of Plan-Based Awards Table.” The employment agreement contains severance benefits and change in control provisions which are more fully described in “Executive Compensation — Potential Payments Upon Termination or Change in Control.” Additionally, some of our option awards provide that in the event of a change in control, such awards will accelerate and vest. We believe these severance and change in control benefits are essential elements of our executive compensation package and assist us in recruiting and retaining talented individuals. Further, the change in control provisions: (i) ensure that the actions and recommendations of senior management and other employees with respect to such transactions are in rue21’s and our stockholders’ best interests and (ii) reduce the distraction regarding the impact of such a transaction on the personal situation of such officers and other employees.

Section 162(m) Compliance

With certain exceptions, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally our Chief Executive Officer and three next highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). Our Compensation Committee reserves the discretion to provide compensation that is both market and performance-based. Our option awards and annual bonus awards are intended to qualify for deduction under Section 162(m). While our Compensation Committee considers the tax impact of any compensation arrangement, the committee evaluates such impact in light of our overall compensation objectives. Our Compensation Committee reserves the right to approve non-deductible compensation if it believes it is in the best interests of our stakeholders. Additionally, if any provision of a plan or award that is intended to be performance-based, within the meaning of Section 162(m), is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited.

For a corporation that first becomes a publicly held corporation, the $1 million deduction limitation imposed by Section 162(m) does not apply to remuneration paid under a plan or agreement that existed during the period in which the corporation was not publicly held. This exemption is based on Treasury Regulation Section 1.162-27(f) and may be relied upon until the earlier of (i) the expiration of the plan or agreement, (ii) a material modification of the plan or agreement, (iii) the issuance of all employer stock and other compensation that has been allocated under the plan, or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the IPO occurred. Accordingly, deduction limitations imposed by Section 162(m) will not apply to compensation payable under our compensatory plans and agreements to the extent any such plan or agreement satisfies the exemption requirements of Treasury Regulation Section 1.162-27(f).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

The full text of the Compensation Committee’s charter is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Respectfully submitted,

The Compensation Committee

John F. Megrue, Jr., Chairman
Robert N. Fisch
Alex Pellegrini

Summary Compensation Table (2009 and 2008)

The following table sets forth certain information with respect to compensation for Fiscal Year 2009 and the fiscal year ended January 31, 2009 (“Fiscal Year 2008”) earned by, awarded or paid to, our Named Executive Officers.

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Awards(1)	Compensation(2)	Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Robert N. Fisch,	2009	800,000	507,657	880,000	100,440	2,288,097
President and Chief Executive Officer	2008	735,000	—	736,497	79,220	1,550,717

Keith A. McDonough,	2009	235,654	203,064	117,875	2,567	559,160
Senior Vice President and Chief	2008	220,942	—	105,562	2,223	328,727
Financial Officer

Kim A. Reynolds,	2009	344,423	406,128	206,750	3,805	961,106
Senior Vice President and General	2008	321,116	—	184,106	1,506	506,728
Merchandise Manager

John P. Bugnar,	2009	258,715	101,529	129,417	14,845	504,506
Senior Vice President and	2008	248,962	—	118,992	11,533	379,487
Director of Stores

Mark K. J. Chrystal,	2009	258,654	101,529	129,375	164	489,722
Senior Vice President of Planning and Allocation

(1)	The values set forth in this column reflect the option awards granted to Messrs. Fisch, McDonough, Bugnar and Chrystal and Ms. Reynolds on July 24, 2009 for 73,702, 29,481, 14,740, 14,740 and 58,962 shares, respectively, and the option awards granted to Messrs. Fisch, McDonough and Bugnar and Ms. Reynolds on January 4, 2008 for 75,000, 40,000, 30,000 and 80,000 shares, respectively. The values of these awards were calculated based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in Note 5 to the financial statements in the Form 10-K.

(2)	Represents amounts earned for Fiscal Year 2009 and Fiscal Year 2008 under our annual cash incentive program.

(3)	Includes 401(k) profit-sharing plan contributions for eligible employees, term life insurance, disability insurance, long-term care insurance and other personal benefits. The amounts included in that column include the following:

		401(k)	Term Life	Life		Personal	Housing
		Match	Insurance	Insurance	Automobile	Travel	Allowance
Name	Year	(a)	(b)	(b)	Allowance(c)	(d)	(e)

Robert N. Fisch	2009	—	772	6,148	18,433	48,545	26,542
	2008	—	628	3,074	3,548	44,082	27,888
Keith A. McDonough	2009	2,154	413	—	—	—	—
	2008	1,805	418	—	—	—	—
Kim A. Reynolds	2009	3,392	413	—	—	—	—
	2008	1,108	398	—	—	—	—
John P. Bugnar	2009	1,696	772	—	12,377	—	—
	2008	1,260	747	—	9,526	—	—
Mark K. J. Chrystal	2009	—	164	—	—	—	—

(a)	Reflects amounts of contributions to the 401(k) profit-sharing plan for eligible employees.

(b)	Represents premiums paid by us for applicable insurance policies.

(c)	Includes an automobile and reimbursement for all related insurance and maintenance costs.

(d)	Includes commercial airfare and other travel-related expenses of our Chief Executive Officer and his spouse to and from our corporate headquarters.

(e)	Represents the dollar value of rent and utilities paid by us for an apartment used by Mr. Fisch when he is in Pennsylvania.

Grants of Plan-Based Awards (2009)

The following table sets forth certain information with respect to grants of plan-based awards for Fiscal Year 2009 with respect to our Named Executive Officers.

					All Other Option
					Awards: Number		Grant Date Fair
					of Securities		Value of Stock and
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Underlying	Exercise or Base	Option
	Grant	Threshold	Target	Maximum	Options(2)	Price of Option	Awards(3)
Name	Date	($)	($)	($)	(#)	Awards	($)

Robert N. Fisch		200,000	400,000	880,000
	7/24/2009	—	—	—	73,702	11.80	507,657
Keith A. McDonough		27,469	58,839	117,875
	7/24/2009	—	—	—	29,481	11.80	203,064
Kim A. Reynolds		51,688	103,375	206,750
	7/24/2009	—	—	—	58,962	11.80	406,128
John P. Bugnar		32,354	64,709	129,417
	7/24/2009	—	—	—	14,740	11.80	101,529
Mark K. J. Chrystal		32,344	64,688	129,375
	7/24/2009	—	—	—	14,740	11.80	101,529

(1)	The amounts reported in these columns relate to bonuses paid in Fiscal Year 2010, if earned for Fiscal Year 2009. For the actual amount of the Fiscal Year 2009 awards paid to our Named Executive Officers, see the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table.

(2)	The amounts set forth in this column represent the number of shares of common stock underlying stock options granted to each of our Named Executive Officers in July 2009 under our 2003 Plan.

(3)	The amounts set forth in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the stock options granted to each of our Named Executive Officers in July 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). The values of these awards were calculated based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures due to service-based besting conditions. A discussion of the relevant assumptions made in the valuation may be found in Note 5 to the financial statements in the Form 10-K.

Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreement with Mr. Fisch

On January 1, 2008, we entered into an employment agreement with Mr. Fisch. Under the terms of his employment agreement, Mr. Fisch is entitled to the following:

•	annual base salary of $735,000 effective February 1, 2008, which increased to $800,000 effective February 1, 2009, and $875,000 effective February 1, 2010;

•	annual target bonus ranging from 0% of base salary with a maximum equal to 110% of base salary for Fiscal Year 2009, to be reviewed annually thereafter by the Board;

•	a stock option grant of 75,000 shares, which vests 25% annually over four years with the first vesting date occurring on August 1, 2008;

•	reimbursement for all reasonable travel and other reasonable out-of-pocket business expenses;

•	participation in our employee benefit programs and perquisites, including lease of an automobile, a housing allowance for an apartment near our corporate headquarters and the reimbursement of certain of his and his spouses’ travel expenses;

•	four weeks paid vacation for each year during the term;

•	an automobile and reimbursement for all related insurance and maintenance costs; and

•	reimbursement for all reasonable, documented attorneys’ fees incurred in connection with the negotiation and execution of the agreement and his stock option agreement.

Pursuant to his employment agreement, Mr. Fisch may not solicit any of our employees during the term of his employment and for two years following his date of termination.

Under his employment agreement, Mr. Fisch is also entitled to certain severance payments if his employment is terminated by us for cause or by him without good reason or by us without cause or by him for good reason. For more information on the nature of these severance payments see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Annual Cash Incentive Program

As described under “Executive Compensation — Compensation Discussion and Analysis,” each of our Named Executive Officers are eligible to receive annual cash bonuses upon the Company’s achievement of certain pre-established corporate financial performance objectives, so long as they are employed by the Company on the date such annual bonuses are payable. Bonuses are structured as a percentage of such Named Executive Officer’s annual base salary.

Amended and Restated 2003 Ownership Incentive Plan and 2009 Stock Option Awards

As more fully described in “Executive Compensation — Compensation Discussion and Analysis,” our Board administers the 2003 Plan. The 2003 Plan permitted us, prior to its termination in connection with the IPO, to grant certain incentive awards to our officers, employees, non-employee directors and consultants or advisors, including incentive stock options, nonstatutory stock options, stock appreciation rights, share awards or a combination of the foregoing.

In July 2009, we granted incentive stock option awards to our Named Executive Officers under the 2003 Plan (the “2009 Stock Option Awards”). Each of these 2009 Stock Option Awards were issued pursuant to an option agreement and provide for vesting in four equal annual installments from the first anniversary of the grant date with an expiration date ten years from the date of grant. Under our 2003 Plan, each stock option grant agreement contains a non-solicitation provision, which provides that each recipient may not solicit any of our employees during the term of his or her respective employment and for two years following his or her date of termination.

For a description of how the 2009 Stock Option Awards are treated in the event of a change in control or other termination, see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year End (2009)

The following table sets forth certain information with respect to outstanding equity awards of each of our Named Executive Officers as of January 30, 2010.

		Option Awards
				Equity Incentive
				Plan Awards:
		Number of	Number of	Number of
		Securities	Securities	Securities
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised	Option
		Options	Options	Unearned	Exercise	Option
		(#)	(#)	Options	Price	Expiration
Name	Grant Date	Exercisable(1)	Unexercisable(2)	(#)	($)	Date

Robert N. Fisch	8/1/2005(1)	40,000	—	—	0.006	8/1/2015
	8/1/2006(1)	48,000	—	—	0.006	8/1/2016
	1/4/2008(2)	37,500	37,500	—	8.00	1/4/2018
	7/24/2009(2)	—	73,702	—	11.80	7/24/2019
Keith A. McDonough	8/1/2005(1)	2,000	—	—	0.005	8/1/2015
	8/1/2006(1)	24,000	—	—	0.005	8/1/2016
	1/4/2008(2)	20,000	20,000	—	8.00	1/4/2018
	7/24/2009(2)	—	29,481	—	11.80	7/24/2019
Kim A. Reynolds	8/1/2005(1)	4,000	—	—	0.005	8/1/2015
	8/1/2006(1)	40,000	—	—	0.005	8/1/2016
	1/4/2008(2)	40,000	40,000	—	8.00	1/4/2018
	7/24/2009(2)	—	58,962	—	11.80	7/24/2019
John P. Bugnar	8/1/2005(1)	2,000	—	—	0.005	8/1/2015
	8/1/2006(1)	20,000	—	—	0.005	8/1/2016
	1/4/2008(2)	15,000	15,000	—	8.00	1/4/2018
	7/24/2009(2)	—	14,740	—	11.80	7/24/2019
Mark K. J. Chrystal	6/16/2008(2)	—	37,500	—	8.00	6/16/2018
	7/24/2009(2)	—	14,740	—	11.80	7/24/2019

(1)	These options vest at a rate of 20% per year over five years from the first anniversary of the grant date, subject to continued employment with us.

(2)	These options vest at a rate of 25% per year over four years from the first anniversary of the grant date, subject to continued employment with us.

Options Exercised and Stock Vested (2009)

The following table sets forth certain information with respect to the exercise of stock options during Fiscal Year 2009 with respect to our Named Executive Officers.

	Option Awards
	Number of Shares Acquired on
	Exercise	Value Realized on Exercise(1)
Name	(#)	($)

Robert N. Fisch	128,000	1,509,632
Keith A. McDonough	14,000	165,080
Kim A. Reynolds	24,000	283,080
John P. Bugnar	116,000	1,368,220
Mark K. J. Chrystal	12,500	137,500

(1)	The value realized upon exercise of an option is based upon the difference between the market price per share of the underlying stock at exercise and the exercise price per share of the options. This column does not reflect the taxes paid by the executives in connection with the exercise of the awards.

Potential Payments Upon Termination or Change in Control

The table and information provided below set forth estimates of the value of the compensation and benefits due to our Chief Executive Officer and other Named Executive Officers in connection with a change in control (as defined in the applicable agreement(s) or plan documents) or termination of employment under the scenarios described below, presuming a termination or change in control date of January 30, 2010 and a valuation of our common stock based on its closing market price on January 30, 2010 of $28.03 per share. The analysis below assumes that Mr. Fisch and other Named Executive Officers will take all action necessary or appropriate for them to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below.

The payments and benefits detailed are in addition to any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for the Named Executive Officers including, without limitation, any stock options vested as of January 30, 2010 (which are shown in the Outstanding Equity Awards at Fiscal Year-End Table).

Additional descriptions of the terms of our agreements, plans and arrangements with our Named Executive Officers are set forth in “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Additional Information Regarding our Summary Compensation Table and Grants of Plan-Based Awards Table.”

Robert N. Fisch, President and Chief Executive Officer

	Termination
	for Cause or		Change in		Termination Without	Company
	Without	Death or	Control		Cause or for	Failure to
	Good Reason	Disability	Termination		Good Reason	Renew
	(In Dollars)

Compensation
Cash Severance	—	—	1,600,000		1,600,000	1,600,000
Cash Severance Bonus	—	400,000	800,000		800,000
Stock Options — Unvested and Accelerated	—	—	5,164,545	(1)	—
Benefits and Perquisites
Health Benefits Continuation	—	—	7,200		7,200	7,200
Life Insurance Premiums	—	—	3,600		3,600	3,600
Housing and Car Allowance	—	—	30,000		30,000
Total	—	400,000	7,605,345		2,440,800	1,610,800

(1)	In the event of a change in control, all option awards accelerate and vest.

McDonough, Reynolds, Bugnar, and Chrystal

If a change in control (as defined in the applicable plan) occurred as of January 30, 2010, stock option awards granted to our named executive officers would have vested and become immediately exercisable. Mr. McDonough would have received $2,008,327, Ms. Reynolds would have received $3,792,453, and Messrs. Bugnar and Chrystal would have each received $1,456,680 and $990,355 in terms of the dollar value of the accelerated portion of their respective stock option awards. These individuals would not be entitled to any additional payments in connection with a change in control nor would they be entitled to any payments or any vesting acceleration of equity awards in connection with any of the termination scenarios identified below with respect to Mr. Fisch and payments to which he would be entitled.

Additional Information Regarding the Tables Relating to Potential Payments Upon Termination or Change in Control

Employment Agreement with Mr. Fisch

Mr. Fisch is entitled to the following severance payments if his employment is terminated by us for cause or by him without good reason:

•	accrued but unpaid base salary;

•	reimbursement of expenses and benefits to which he is entitled; and

•	in the case of a termination by Mr. Fisch without good reason, he will have 60 days from the date of delivery of the notice of termination to exercise any vested and exercisable options.

Mr. Fisch is entitled to the following severance payments if he dies or if his employment is terminated by the Company due to disability:

•	accrued but unpaid base salary;

•	the pro rata portion of his performance bonus for the year in which death or disability occurs (based upon the performance bonus for which he is eligible that year, with any discretionary components deemed satisfied to the fullest extent);

•	his performance bonus for the year preceding the year in which death or disability occurs if then due and owing; and

•	other benefits and payments then due (including reimbursement of expenses and benefits to which he is entitled and, in the event of death, life insurance payments, and in the case of disability, long or short-term disability benefits).

In the event Mr. Fisch’s employment is terminated by us without cause or by him for good reason, he would be entitled to the following payments, subject to his execution of a general release of claims against the Company:

•	two times his base salary then in effect;

•	two times his performance bonus target for the year of termination;

•	continuation of employee benefits for twenty-four months following termination to the extent permitted or, if not permitted, then a lump sum payment of reasonably equivalent value of the discontinued benefit;

•	full vesting of all accrued benefits under all retirement plans, excluding any stock option plans, for which he has participated and all such benefits shall be calculated as if he was credited with two additional years of age and/or service to us;

•	reimbursement of expenses to which he is entitled;

•	the performance bonus for the year preceding the year in which his termination occurs if then due and owing; and

•	in the case of a termination by the Company without cause, the executive will have 60 days from the date of delivery of the termination notice to exercise any vested and exercisable options.

In the event we choose not to renew his employment agreement and he executes a general release of claims, Mr. Fisch will be eligible to receive an amount equal to twenty-four months of his base salary in effect at the end of the term in which we chose not to renew his employment agreement and the continuation of employee benefits for twenty-four months following the end of the term, to the extent permitted.

For purposes of his employment agreement, “cause” is defined as: (i) acts or omissions which constitute intentional misconduct or a knowing violation of a material written company policy; (ii) personal receipt of money, property or services by any person in knowing violation of applicable law or a violation of a material written company policy; (iii) act of fraud, conversion, misappropriation or embezzlement or his conviction of, or entry of a guilty plea or plea of no contest, with respect to a felony or any other crime in which imprisonment is possible; (iv) act of moral turpitude adversely affecting his ability to perform his duties; (v) alcohol or controlled substance abuse; (vi) reckless disregard in the performance of his duties; (vii) commission in bad faith of any act which injures or could reasonably be expected to injure the reputation, business or business relationships of our company; (viii) material breach of his registration rights set forth in his employment agreement; or (ix) any other breach of his employment agreement in any material respect which continues uncured for thirty days.

For purposes of his employment agreement, “disability” shall mean the Executive’s inability to perform his duties to the Company on a full-time basis, either with or without reasonable accommodation, as defined in the Americans with Disabilities Act, for 120 consecutive days or a total of 180 days in any twelve month period as reasonably determined by the Board of the Company.

For purposes of his employment agreement, “good reason” is defined as, other than with Mr. Fisch’s consent: (i) removal or failure to reappoint him as President and Chief Executive Officer or as a member of the Board; (ii) material decrease or other material adverse change in the nature or status of his duties, authority or responsibilities; (iii) any other material breach by us of his employment agreement and which, in respect of any material decrease or other material adverse change in the nature or status of his duties, authority or responsibilities or any other material breach of his employment agreement, continues uncured for thirty days; or (iv) a change in control, provided that he remains employed by us for a period of six months following the change in control before he terminates his employment.

For purposes of his employment agreement, “change in control” means, other than with Mr. Fisch’s consent, the occurrence of any of the following events:

(i) the Company is merged, consolidated or reorganized into or with another Company or other entity and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Stock”) of such Company or other entity immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction; or

(ii) the Company sells or otherwise transfers all or substantially all of its assets or capital stock to another company or other entity or person, and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding voting stock of such company or other entity or person is held in the aggregate by the holders of the Voting Stock of the Company immediately prior to such sale or transfer; or

(iii) “any “person” or “persons” (as such term is used in Section 13(d) of the Exchange Act other than Apax Partners and its affiliates, becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities.

Amended and Restated 2003 Ownership Incentive Plan

In the event of a change in control, as defined in the plan, all awards that have been issued under our 2003 Plan and that have been outstanding for at least six months will immediately vest and become exercisable. The acquiring or surviving corporation may either assume or continue outstanding awards, or substitute equivalent awards for such awards. Alternatively, the acquiring or surviving corporation may instead terminate and cancel outstanding awards in exchange for a payment equal to the excess of the value of the shares that the recipient would have received upon the exercise of the awards over the exercise price or amount otherwise payable. If there is a transaction or event which changes our stock that does not involve our receipt of consideration, such as a merger, consolidation, reorganization, stock dividend or stock split, our Board will appropriately adjust the class and the maximum number of shares subject to the 2003 Plan.

Except as otherwise provided below, any unexercised options will terminate at the close of business on the thirtieth day following the date the optionee ceases to provide services to the Company. If an optionee ceases to provide services to the Company for cause, then any unexercised option outstanding under the 2003 Plan will immediately terminate. If an optionee ceases to provide services to the Company by reason of resignation with the consent of the Compensation Committee, any outstanding options will terminate three months after the optionee ceases to provide services to the Company; provided, however, that if the optionee dies during the three-month period, the option will terminate fifteen months after the optionee ceases to provide services to the Company. If the optionee ceases to provide services to the Company by reason of death, incapacity or retirement, any outstanding options will terminate fifteen months after the employee ceases to be employed by the Company. Where an option is exercised more than three months after the optionee ceases to provide services to the Company, the option may be exercised only to the extent it could have been exercised on the date three months after the optionee ceased to provide services to the Company. Notwithstanding the foregoing, no option will be exercisable after the expiration of the term for which the option was granted, which will in no event exceed ten years.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of January 30, 2010)

Number of
Securities
Remaining Available
	Number of		For Future Issuance
	Securities To Be		Under Equity
	Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected In
	And Rights	And Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans approved by security holders	1,169,580	$7.84	3,585,000
Equity Compensation Plans not approved by security holders	—	—	—
Total	1,169,580	$7.84	3,585,000

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Procedures for Approval and/or Ratification of Related Party Transactions

Our Board adopted a written code of conduct and ethics for our Company. The Code of Business Conduct and Ethics (the “Code of Ethics”) was not in effect when we entered into the shareholders’ agreement and agreements with Apax Partners discussed above in “Information Concerning Our Board of Directors — Compensation Committee.” Under our Code of Ethics, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us.

Any potential conflict of interest, including related party transactions, must be reported to their managers or to our General Counsel who then reviews and summarizes the proposed transaction for review by the Board. In approving or rejecting such proposed transactions, our Board of Directors, in conjunction with our General Counsel, considers all of the relevant facts and circumstances available and deemed relevant, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. We only approve those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as determined in good faith by or Board and General Counsel.

Additionally, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) addresses agreements and transactions that the Company may enter into with Apax Partners. The Certificate of Incorporation provides that in the event that Apax Partners or any of its affiliates enters into an agreement or transaction with the Company or any of its affiliates, a director or officer of the Company who is also a director or officer of Apax Partners (such as Messrs. Megrue and Pellegrini) will be deemed to have satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders with respect to such agreement or transaction if:

(i) the agreement or transaction was approved by (A) an affirmative vote of a majority of the members of the Board, who are not persons with a material financial interest in the agreement or transaction (“Interested Persons”), (B) an affirmative vote of a majority of the members of a committee of the Board, consisting of members who are not Interested Persons or (C) one or more of the Company’s officers or employees who are not Interested Persons and who were authorized by the Board or a committee thereof in the manner set forth in (A) and (B) above, in each case after being made aware of the material facts of the relationship between each of the Company or an affiliate thereof and Apax Partners or an affiliate thereof and the material terms and facts of the agreement or transaction;

(ii) the agreement or transaction was fair to the Company at the time the agreement or transaction was entered into by the Company; or

(iii) the agreement or transaction was approved by an affirmative vote of a majority of the shares of the Company’s common stock entitled to vote, excluding shares held by Apax Partners, any affiliate of Apax Partners or any Interested Person.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm qualifications, independence and performance, the performance of the Internal Audit function, the effectiveness of the corporate compliance program, and such other duties as directed by the Board of Directors. The Committee operates under a written charter adopted by the Board of Directors.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 30, 2010 with the Company’s management. In addition, the Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable Public Company Accounting Oversight Board and Securities and Exchange Commission requirements.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 for filing with the Securities and Exchange Commission.

The Audit Committee’s charter is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

The Audit Committee

Douglas E. Coltharp, Chairman
Arnold S. Barron
Alex Pellegrini

April 30, 2010

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2010

The Audit Committee has appointed Ernst & Young LLP to be our independent registered public accounting firm for Fiscal Year 2010. The stockholders are being asked to ratify this appointment at the Annual Meeting. A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Audit and Non-Audit Fees and Independent Public Accountants

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP in Fiscal Year 2009 and Fiscal Year 2008.

	Fiscal Year 2009	Fiscal Year 2008

Audit Fees	$1,363,931	$239,096
Audit-Related Fees	—	—
Tax Fees	$102,662	$26,076
All Other Fees	—	—

Total of All Fees	$1,466,593	$265,172

Audit Fees.  Audit Fees include fees billed for professional services rendered in connection with the audit of our consolidated financial statements and the review of our interim consolidated financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, assistance with the review of registration statements filed with the SEC and consultation regarding financial accounting and/or reporting standards.

Audit-Related Fees.  There were no amounts billed for audit-related services during Fiscal Year 2009 or Fiscal Year 2008.

Tax Fees.  Tax fees set forth for Fiscal Year 2009 and Fiscal Year 2008 are for tax-related services related primarily to tax compliance (including U.S. federal and state returns), tax consulting and tax planning.

The Audit Committee pre-approves the terms of all auditing services and the terms of any non-audit services which the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. Pursuant to our Audit Committee Pre-Approval Policy, the Audit Committee may delegate the pre-approval to one or more of its members, provided that such approvals are presented to the Audit Committee at a subsequent meeting.

The Audit Committee has adopted a written policy for pre-approvals. The policy provides that the Committee must specifically pre-approve the terms of the annual audit services engagement and may pre-approve, for up to one year in advance, particular types of permissible audit-related, tax and other non-audit services. The policy also provides that the services shall be described in sufficient detail as to the scope of services, fee and fee structure, and the impact on auditor independence. The policy also provides that the Committee should be mindful of the relationship between fees for audit and non-audit services. The Committee has delegated this pre-approval authority to the Chairman of the Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2010.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to rue21, inc., Investor Relations, 800 Commonwealth Drive, Suite 100, Warrendale, Pennsylvania, 15086, or by calling us at (724) 776-7627 if you would like to receive separate copies of mailed materials relating to future meetings, or if you are sharing an address and you wish to request delivery of a single copy of mailed materials if you are now receiving multiple copies.

In accordance with rules recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Advance Notice Procedures

Under our By-laws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder of record entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) no more than 120 days prior to and at least 90 days prior to the anniversary date of the preceding year’s annual meeting — that is, with respect to the 2011 Annual meeting, no earlier than February 11, 2011 and no later than March 13, 2011. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2011 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2011 may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by us no later than December 31, 2010, unless the date of our 2011 Annual Meeting is changed by more than 30 days from June 11, 2011, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Proxy Solicitation and Costs

The proxies being solicited hereby are being solicited by the Board of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

Availability of SEC Filings, Code Of Business Conduct and Ethics And Committee Charters

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Ethics, and the charters of the Audit, the Compensation, and the Nominating and Corporate Governance Committees, and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding Common Stock are posted on and may be obtained through our website, www.rue21.com (follow the link to Investor Relations), or may be requested in print, at no cost, by telephone at (724) 776-7448 or by mail at: rue21, inc., 800 Commonwealth Drive, Suite 100, Warrendale, Pennsylvania 15086, Attention: Investor Relations.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Stockholder meeting date.

INTERNET
http://www.proxyvoting.com/rue
rue21, inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
71565-1	71717-1

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND “FOR” ITEM 2.

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS Nominees: 01 Robert N. Fisch 02 Arnold S. Barron	☐	☐	☐	2.	Vote to ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments	☐
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

You can now access your rue21, inc. account online.
Access your rue21, inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for rue21, inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time
Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement, Notice of Meeting, Proxy Card and the 2009 Annual Report to Stockholders are available at: http://www.proxyvoting.com/rue

▼ FOLD AND DETACH HERE ▼
PROXY
rue21, inc.
2010 Annual Meeting of Stockholders – June 11, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Robert N. Fisch, Keith A. McDonough and Stacy B. Siegal, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of rue21, inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 11, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked , dated and signed, on the other side)

WO#	Fulfillment#
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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 11, 2010

RUE21,   INC

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 13, 2010
Date: June 11, 2010 Time: 10:00 AM EDT
Location: 800 Commonwealth Drive Suite 100 Warrendale, PA 15086

You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

B
A
R
C
O
D
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Broadridge Internal Use Only

Job #
Envelope #
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— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
1. Proxy Statement                     2. Notice of Meeting         3. Annual Report
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 28, 2010 to facilitate timely delivery.
— How To Vote —
Please Choose One of the Following Voting Methods
Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use
Only

Voting items
The Board of Directors recommends that you
vote FOR the following:
1.	Election of Directors
Nominees
01	Robert N. Fisch	02	Arnold S. Barron

The Board of Directors recommends you vote FOR the following proposal(s):
2	Vote to ratify Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2010.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Voting Instructions
THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Broadridge Internal Use Only

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rue21, inc.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on Friday, June 11, 2010

The Proxy Statement, Annual Report and other proxy materials are available at:
http://www.proxyvoting.com/rue
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.
We encourage you to access and review all of the important information contained in the proxy materials before voting.

rue21, inc.
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 28, 2010 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials)
By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)

Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)

Internet:	http://www.proxyvoting.com/rue

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE
This is not a proxy card. You cannot use this notice to vote your shares.
Dear rue21, inc. Stockholder:
The 2010 Annual Meeting of Stockholders of rue21, inc. (the “Company”) will be held at the Company’s corporate headquarters, 800 Commonwealth Drive, Suite 100, Warrendale, Pennsylvania 15086, on Friday, June 11, 2010, at 10:00 a.m. EST.
Proposals to be considered at the Annual Meeting:
(1)	to elect two Class I Directors to serve until the 2013 annual meeting of stockholders of the Company;

(2)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011 (Fiscal Year 2010); and

(3)	to consider and act upon any other matters that may properly come before the meeting.
Management recommends a vote “FOR” Items 1 and 2.
The Board of Directors has fixed the close of business on April 13, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN	→	↓
YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO
VOTE YOUR PROXY ELECTRONICALLY.

71565-1

Stockholders of record as of the record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on our website, www.rue21.com. (click on Investor Relations).
Meeting Location:
800 Commonwealth Drive, Suite 100 Warrendale, PA 15086

You can call our headquarters at 724-776-9780 for directions to the Annual Meeting.
The following Proxy Materials are available for you to review online:
•	the Company’s 2009 Proxy Statement;

•	notice of meeting;

•	the Company’s Annual Report for the year ended January 30, 2010; and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.
To request a paper copy of the Proxy Materials:
(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/rue
The Proxy Materials for rue21, inc. are available to review at:
http://www.proxyvoting.com/rue
Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online,
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET
We encourage you to review the proxy materials online before voting.
Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote
Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website.
You will need to reference the 11-digit control number located on the reverse side.
71565-1